Exhibit 4

DECLARATION

I, Marco Antônio de Almeida Lima, brazilian, single, lawyer, OAB/RJ (Brazilian Bar Association) No. 209969, with taxpayer identification number (CPF/MF) 142.509.197-06, with address at Rua Araújo Porto Alegre, 36, room 1102, Centro, Rio de Janeiro/RJ, Zip Code: 20030-902, pursuant to art. 2 of CVM (Brazilian Securities Commission) Instruction 367/02, declare under the penalties of the law that, if I am elected to the position of Alternate Member of the Fiscal Council of  OI S.A – In Judicial Reorganization,  I will be able to sign the Term of Investiture concerning such that rule, attesting that: (i) I am not hindered by a special law, or convicted for bankruptcy, malfeasance, bribery, concussion, embezzlement, crime against the popular economy, public faith or property, or criminal penalty prohibiting, even temporarily, access to public positions, as provided for in paragraph 1 of article 147 of Law no. 6,404 / 76; (ii) I am not condemned to the suspension or temporary disqualification penalty applied by the CVM (Brazilian Securities Commission), which makes me ineligible for management positions in a publicly-held company, as established in paragraph 2 of article 147 of Law no. 6,404 / 76; (iii) to the best of my knowledge, I comply with the requirement of unblemished reputation established by paragraph 3 of article 147 of Law No. 6,404 / 76; and (iv) I do not occupy a position in a company that can be considered a competitor of the company, and I do not have, nor do I represent conflicting interest with that of the company, in the form of items I and II of paragraph 3 of art. 147 of Law No. 6,404/76.

I declare, finally, under the penalties of the law, in accordance with art. 10 of ICVM 481/09 (with wording given by ICVM No. 561/15) and according to items 12.9 and 12.10 of the Reference Form in Annex 24 of ICMV 552/14, to have no marital relationship, common law marriage or kinship up to the 2nd degree with administrators of OI S.A – In Judicial Reorganization, its subsidiaries and their controlling shareholders, as well as not having a relationship of subordination, provision of services or control, in the last three fiscal years, with a controlled company, indirect or direct controller, supplier, customer, debtor or creditor of  OI S.A – In Judicial Reorganization.

São Paulo, March 16, 2020

Marco Antônio de Almeida Lima

CPF 142,509,197-06

Exhibit 4

OI S. A.- In Judicial Reorganization Items 12.5 to 12.10 of the Reference Form

Candidate appointed to the Fiscal Council

12.5 Registration data and professional experience:

Name	Date of Birth	Age	Profession
Marco Antônio de Almeida Lima	12/03/1992	27	Attorney
CPF or Passport (PAS)	Elective Position Appointed	Date of Election	Investiture Date
142.509.197-06	Fiscal Council	AGM 2020	To be defined
Term of Office	Other Positions held in the Company		Indication if Elected by the Controller
AGM 2021	Does not apply		No
Indication if you are an Independent Member			Number of Consecutive Offices
Yes			Not applicable
Professional Experience
Attorney at Law at Faoro & Fucci (since November 2019). Member of the Brazilian Bar Association, Rio de Janeiro and São Paulo Sections.
Declaration of Possible Convictions

Marco Antônio de Almeida Lima has no criminal conviction, no conviction in a CVM (Brazilian Exchange Commission) administrative proceeding, nor any unappealable conviction, in the judicial or administrative scope, that has suspended or disqualified the practice of professional or commercial activity.

12.6 Percentage of Participation in Board Meetings in the last financial year, held by the respective body that occurred after taking office:

It doesn't apply.

12.7 Information mentioned in item 12.5 in relation to members of statutory committees, as well as audit, risk, financial and compensation committees, even if such committees or structures are statutory:

He does not participate in any Company committee.

Exhibit 4

12.8 Information on acting as a member of statutory committees, as well as audit, risk, financial and compensation committees:

He does not participate in any Company committee.

12.9. Information on the existence of a marital relationship, Common law marriage or kinship up to the third degree between:

a. Company’s officers

b (i) Company’s officers and (ii) officers of direct or indirect subsidiaries of the Company

c (i) officers of the Company or its direct or indirect subsidiaries and (ii) Company’s direct or indirect controllers

d (i) Company’s officers and (ii) officers of the direct and indirect controlling companies of the Company

There is no kinship between the Fiscal Council and any of the aforementioned persons.

12.10. Information on the relationship of subordination, service or control maintained, in the last 3 fiscal years, between the officers of the Company a company controlled, directly or indirectly, by the Company

No.

b direct or indirect Company controller

No.

c if relevant, supplier, customer, debtor or creditor of the Company, its controlled or controlling persons or subsidiaries of any of these persons

No

_______________________________________________

Marco Antônio de Almeida Lima